ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	Auto Search Cars, Inc.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	Business Filings Incorporated Name 6100 Neil Road, Suite 500 / Reno / Nevada 89511 (MANDATORY) Physical Street Address / City / Zip Code (OPTIONAL) Mailing Address / City / State / Zip Code
3. **Shares:** (number of shares corporation is authorized to issue)	Number of shares with par value: seventy five million (75,000,000) Par value per share: $ ($0.0001) Number of shares without par value:
4. **Names & Addresses of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. Jonathan Martin Name 164 Eleven Levels Road / Ridgefield / CT / 06877 Street Address / City / State / Zip Code 2. Name Street Address / City / State / Zip Code 3. Name Street Address / City / State / Zip Code
5. **Purpose:** (optional - see instructions)	The purpose of this Corporation shall be: To engage in any lawful act or activity for which a corporation may be organized under Chapter 78 of NRS.
6. **Name, Address and Signature of Incorporator:** (attach additional page if more than 1 incorporator)	Business Filings Incorporated, Mark Williams, A.V.P. Name X [signature] Signature 8040 Excelsior Drive, Suite 200 / Madison / WI / 53717 Address / City / State / Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] Authorized Signature of R. A. or On Behalf of R. A. Company January 31, 2008 Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State Form 78 Articles 2007
Revised on: 01/01/07

ATTACHMENT TO:

ARTICLES OF INCORPORATION
OF
AUTO SEARCH CARS, INC.

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Additional Provisions
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EIGHT: The total number of shares which the corporation shall have authority to issue is Seventy Five Million (75,000,000) shares, having a par value of $0.0001 per share, as follows:

Common. The aggregate number of common shares which this Corporation shall have authority to issue 74,000,000 shares of Common Stock, having a par value of $.0001 per share. All common stock of the Corporation shall be of the same class, common, and shall have the same rights and preferences. Fully-paid common stock of this Corporation shall not be liable to any further call or assessment.

Preferred. The Corporation shall be authorized to issue 1,000,000 shares of Preferred Stock having a par value of $.0001 per share and with such rights, preferences and designations determined by the board of directors.

NINE: Election of directors need not be by written ballot except and to the extent provided in the by-laws of the corporation. The number of directors of the corporation may be increased or decreased in the manner provided in the Bylaws of the corporation; provided, that the number of directors shall never be less than one. In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

TEN: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

ELEVEN: The corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

TWELVE: The corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by the state, and all rights conferred upon stockholders herein are granted subject to this reservation.

THIRTEEN: No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in it’s discretion it shall deem advisable.

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ARTICLES OF INCORPORATION
OF
AUTO SEARCH CARS, INC.

Pursuant to
Section 78.050 of the
Nevada General Corporation Law

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Jonathan Martin
164 Eleven Levels Rd
Ridgefield, CT 06877
(203) 894-1362